Exhibit 10.18

AMERICAN REALTY CAPITAL V, LLC
405 PARK AVENUE, 15TH FLOOR, NEW YORK, NY 10022
T: (212) 415-6500 F: (212) 421-5799

August 16, 2013

BY ELECTRONIC MAIL

OLMC Partners, LLC
5215 Old Orchard Road
Suite 625
Skokie, IL 60077
Attention: Brian Howard
Email: BHoward@stageequity.com

Re:
Agreement for Purchase and Sale of Real Property, having an effective date of July 15, 2013, by and between American Realty Capital V, LLC, a Delaware limited liability company (together with its successors and assigns, “Buyer”), and OLMC Partners, LLC, a Delaware limited liability company (“Seller), as amended by letter agreement, dated July 18, 2013, and effective July 23, 2013, by and between Buyer and Seller, and letter agreement, dated August 14, 2013, by and between Buyer and Seller (as amended, the “Agreement”)

Dear Mr. Howard:

Reference is made to the Agreement. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

This letter agreement shall serve to memorialize the following matters:

1.
Pursuant to Section 11 of the Lease (the “APC Lease”) with Adult Primary Care Center, Ltd. (“APC”), APC is required to post an Irrevocable Letter of Credit in the amount of $25,000.00, effective through December 24, 2013 (the “LOC”). As a condition precedent to Buyer’s obligation to proceed to Closing, Seller shall be required to (i) deliver to Buyer an assignment of, or replacement to, the LOC naming Approved Assignee as beneficiary, and otherwise in the same form as previously accepted by Seller as landlord under the APC Lease (the “New LOC”), OR (ii) deposit $25,000.00 with Escrow Agent at Closing, to be held pursuant to the Post-Closing Escrow Holdback Agreement attached hereto as Exhibit A and made a part hereof (the “Holdback Agreement”). In the event Seller elects to proceed under clause (ii) next above, Buyer and Seller shall execute the Holdback Agreement and deliver same to the Escrow Agent on or prior to the Closing Date.

2.	Notwithstanding anything in the Agreement to the contrary, the Closing Date shall be August 21, 2013, and Buyer waives the right, set forth in Section 10 of the Agreement, to extend the Closing Date.

OLMC Partners, LLC
August 16, 2013

3.
Purchaser accepts the condition of title and survey and confirms that it has accepted the condition of the Property and waives any right to terminate the Agreement under the provisions of Section 6(b) of the Agreement.

4.	At Closing, Buyer shall receive a $4,000.00 credit against the Purchase Price to compensate Buyer for the cost to perform certain repairs and replacements within the parking lot at the Property.

Except as expressly modified by this letter agreement, the terms, covenants and conditions of the Agreement shall remain in full force and effect, and shall be unmodified.
This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this letter agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this letter agreement to the other party upon request.

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OLMC Partners, LLC
August 16, 2013

Please acknowledge Seller’s agreement to and acceptance of the terms hereof by countersigning this letter agreement on behalf of Seller in the space provided below.

Sincerely,
AMERICAN REALTY CAPITAL V, LLC
By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

AGREED TO AND ACCEPTED
AS OF AUGUST 16, 2013:

OLMC PARTNERS, LLC, a Delaware limited liability company
By: /s/ Michael Z. Margolies
Name: Michael Z. Margolies
Title: Attorney for Seller

Cc:    Michael Z. Margolies (by Electronic Mail)
Jesse Galloway (by Electronic Mail)

EXHIBIT A

HOLDBACK AGREEMENT

(attached)